Exhibit 10.11

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made as of October 26, 2020 by and between iPower Inc., a Nevada corporation (the “Company”), and Chenlong Tan (“Purchaser”).

Total shares of Class B Common Stock purchased:	7,000,000
Purchase Price per share:	$0.001
Total Purchase Price:	$7,000

1.                   Purchase and Sale of Stock. Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, the number of shares (the “Shares”) of Class B common stock, par value $0.001 per share (the “Common Stock”), of the Company for the consideration set forth above. The closing of the transactions contemplated by this Agreement, including payment for and delivery of the Shares, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2.                   Investment Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)                Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b)               Purchaser understands that the Shares have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed in this Agreement.

(c)                Purchaser further acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificate evidencing the Shares will be imprinted with a restrictive legend that prohibits the transfer of the Shares unless the Shares have been registered under the Act or, in the opinion of counsel for the Company, such Shares are eligible for an exemption from registration.

(d)               Purchaser is familiar with the provisions of Rule 144 under the Act, as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(e)                Purchaser further understands that at the time Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser may be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement has been satisfied.

1

(f)                 Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Purchaser’s own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

(g)                Purchaser acknowledges that Purchaser has read all tax related sections and further acknowledges Purchaser has had an opportunity to consult Purchaser’s own Tax, Legal and Financial Advisors regarding the purchase of common stock under this Agreement.

(h)               Purchaser acknowledges and agrees that in making the decision to purchase the Shares under this Agreement, Purchaser has not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement.

(i)                 If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Purchaser hereby represents that Purchaser has satisfied Purchaser as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.                   Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends in substantially the following form (in addition to any other legend which may be required by other agreements between the parties to this Agreement):

(a)                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(b)               Any legend required by appropriate blue sky officials.

4.                   Miscellaneous.

(a)                Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party to this Agreement at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

(b)               Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.

2

(c)                Attorneys’ Fees. The prevailing Party in any suit or action hereunder shall be entitled to recover from the losing Party all costs incurred by it in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(d)               Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e)                Further Execution. The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f)                 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(g)                Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Remainder of page intentionally left blank]

3

Additional Terms/Acknowledgements: The undersigned Purchaser acknowledges receipt of, and understands and agrees to, this Restricted Stock Purchase Agreement. Purchaser further acknowledges that as of the Purchase Date, this Restricted Stock Purchase Agreement sets forth the entire understanding between Purchaser and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

COMPANY:

iPOWER INC.

By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

Address:

PURCHASER:

/s/ Chenlong Tan
(Signature)

Address:

4